UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2024

Overland Advantage

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01698	92-6424189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue 11th Floor
New York, New York		10152-0002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 672-5088

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2024 (the “Closing Date”), Overland Advantage (the “Company”) and Overland Financing B, LLC (the “Borrower”), a wholly-owned, special purpose financing subsidiary of the Company, entered into a revolving credit facility (the “Revolving Credit Facility”) pursuant to a credit agreement by and among the Borrower, as borrower, the Company, as guarantor, BNP Paribas SA (the “Bank”), as lender, and Wilmington Trust, National Association, as collateral agent, account bank and collateral custodian (the “BNPP Facility Agreement”).

Under the Revolving Credit Facility, the Bank has agreed to make available to the Borrower a revolving loan facility in the maximum facility amount of $340 million from January 2, 2025 through March 31, 2025, a maximum facility amount of $330 million from April 1, 2025 through June 30, 2025, a maximum facility amount of $270 million from July 1, 2025 through September 30, 2025 and, as discussed further below, if extended, a maximum facility amount of $175 million from October 1, 2025 through December 31, 2025.

The Bank’s initial commitment amount under the Revolving Credit Facility will become effective on January 2, 2025. Advances may be used for the purpose of financing the purchase from the Company or third party sellers, or the origination, by the Borrower, of loan assets that satisfy certain eligibility criteria under the BNPP Facility Agreement and other permitted investments, to pay fees and expenses in connection with the transactions contemplated under the BNPP Facility Agreement, to establish reserves for unfunded commitments of delayed draw loan assets and revolving loans owned by the Borrower and to distribute proceeds to the Company. All amounts outstanding under the Revolving Credit Facility must be repaid by September 30, 2025, subject to one three-month extension at the option of the Company with the consent of the Bank.

Advances under the Revolving Credit Facility bear interest at a rate equal to the three month secured overnight financing rate plus an applicable margin of 1.45% per annum. The Revolving Credit Facility also includes a commitment fee payable each calendar quarter, at a rate per annum equal to (a) for any calendar quarter in which the average principal obligations is less than or equal to 50% of the committed facility amount, 0.70%, (b) for any calendar quarter in which the average principal obligations is greater than 50% of the committed facility amount but less than or equal to 65% of the committed facility amount, 0.30%, (c) for any calendar quarter in which the average principal obligations is greater than 65% of the committed facility amount but less than or equal to 75% of the committed facility amount, 0.20% and (d) for any calendar quarter in which the average principal obligations is greater than 75% of the committed facility amount, 0.00%.

Advances under the Revolving Credit Facility are secured by the assets of the Borrower, which include the loan assets owned by the Borrower and other assets related thereto, the Borrower’s bank accounts and the funds therein, any permitted investments owned by the Borrower, the Borrower’s rights under the agreements to which it is party, and all income and proceeds of the foregoing. The advances under the Revolving Credit Facility are also secured by the Company’s equity interests in the Borrower. In addition, the Company has guaranteed any shortfall on the loan after exercise of any remedies on the assets of the Borrower by the Bank.

Borrowings under the Revolving Credit Facility are subject to, among other things, the maintenance of a collateral value test of 75%. In addition, the Revolving Credit Facility and the related transaction documents require the Company and the Borrower to, among other things, make representations and warranties regarding the collateral as well as the Company’s business and operations, agree to certain indemnification obligations, agree to certain limitations on the incurrence of additional indebtedness and liens, and agree to comply with various affirmative and negative covenants, including financial covenants requiring the Company have, as of each quarter end, (i) a net asset value plus unpledged capital commitments of at least $1,000,000,000 and (ii) an asset coverage ratio of at least 1.50:1.00. The BNPP Facility Agreement also includes usual and customary events of default for revolving credit facilities of this nature, including the failure to make timely payments under the BNPP Facility Agreement, the occurrence of a change in control of the Company or the Borrower and the failure by the Company to materially perform under the operative agreements related to, and including, the BNPP Facility Agreement, which, if not complied with, could accelerate repayment under the BNPP Facility Agreement, thereby materially and adversely affecting the Company’s liquidity, financial condition and results of operations.

The Company may transfer from time to time certain loans and debt securities it has originated or acquired to the Borrower through a loan sale and contribution agreement, dated as of December 17, 2024 (the “Loan Sale and Contribution Agreement”), and the Company can cause Borrower to originate or acquire loans, consistent with the Company’s investment objectives.

The description above is only a summary of the material provisions of the Revolving Credit Facility and the Loan Sale and Contribution Agreement and is qualified in its entirety by reference to copies of the Revolving Credit Facility and the Loan Sale and Contribution Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Credit Agreement, dated as of December 17, 2024, by and between Overland Financing B, LLC and BNP Paribas.
10.2*	Loan Sale and Contribution Agreement, dated as of December 17, 2024, by and between Overland Advantage, as seller, and Overland Financing B, LLC, as buyer.
104	Cover Page Interactive Data File (embedded within in Inline XBRL document).

*Exhibits and/or schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and/or schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND ADVANTAGE

Date:	December 20, 2024	By:	/s/ Kimberly A. Terjanian
Name: Kimberly A. Terjanian Title: Chief Financial Officer